UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 10, 2023

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2023, the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”) appointed Charles (Chuck) J. Chapman III to serve on the Board, effective July 24, 2023. Mr. Chapman was appointed as a Class III member who will stand for election at the 2024 Annual Meeting. The Board has determined that Mr. Chapman is independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Mr. Chapman has been appointed to the Compensation Committee of the Board.

Mr. Chapman is a seasoned restaurant executive with a strong strategic and operational track record in the industry, with a background in operations, supply chain, development, and marketing. Mr. Chapman was a senior executive at Panera Bread, where he served in several leadership positions, including as (i) Chief Operating Officer, where he was responsible for Franchise Operations, Learning & Development, Retail Human Resources, Operations Tools and Services, and the Bakery Function; (ii) Chief International and Supply Chain Officer; and (iii) Executive Vice President of Development, Information Technology, and Non-Traditional Growth. Before joining Panera, Mr. Chapman also held several leadership positions at International Dairy Queen, including as Chief Operating Officer, Chief Development Officer, and Chief Concept Officer. Prior to Dairy Queen, Mr. Chapman was Chief Operating Officer of Bruegger’s Bagels, and, prior to that, the President and Co-owner of Beantown Bagels, a Bruegger’s Bagels franchisee. Early on, Mr. Chapman held various marketing, finance, and operations roles at Darden Restaurants. Mr. Chapman began his career as an associate consultant and consultant at Bain & Company. Mr. Chapman is currently the Chief Executive Officer of Tatte Bakery & Café and a Partner in Act III Holdings, LLC, which invests in emerging niches in restaurants and entertainment.

Mr. Chapman also brings to the table both public and private board experience, having served on the board of Cava from 2021 through its IPO in June 2023 and Panera Bread from January 2008 through November 2011. He currently sits on the board of Taymax, a large Planet Fitness franchisee owned by Trilantic Capital Partners. Mr. Chapman received his B.A. in Economics and Psychology from Dartmouth College and his M.B.A. from the Amos Tuck School of Business at Dartmouth.

Mr. Chapman is eligible to receive compensation for his service on the Board consistent with that provided to all non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy. A copy of the Company’s Non-Employee Director Compensation Policy is available on the Company’s website at investor.shakeshack.com/investors-company overview/corporate governance. The contents of the Company’s website are not incorporated by reference into this current report on Form 8-K.

There is no arrangement or understanding between Mr. Chapman and any other persons or entities pursuant to which Mr. Chapman was appointed as a director other than that set forth in a cooperation agreement between the Company and Engaged Capital, LLC and certain of its affiliates filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2023 as Exhibit 10.1 to a current report on Form 8-K.There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and which Mr. Chapman, or any member of his immediate family, had, or will have, a direct or indirect material interest.

A copy of the letter agreement between Mr. Chapman and the Company with respect to his service as director is filed as Exhibit 10.1 to this current report on Form 8-K. In addition, Mr. Chapman has executed the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 20, 2015.

A copy of the press release containing the announcement of Mr. Chapman’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement by and between Charles J. Chapman III and Shake Shack Inc., executed July 1, 2023

99.1	Press Release issued by Shake Shack Inc., dated July 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: July 10, 2023	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Chief Legal Officer